Exhibit 10.14

AMENDMENT TO THE

BROADCOM LIMITED

SECOND AMENDED AND RESTATED EMPLOYEE SHARE PURCHASE PLAN

April 4, 2018

This Amendment (this “Amendment”) to the Broadcom Limited Second Amended and Restated Employee Share Purchase Plan (as amended, the “Plan”) is effective as of the date first set forth above, such amendment being approved by the Board of Directors of Broadcom Inc., a Delaware corporation (the “Company”), pursuant to Section 20 of the Plan. The Plan is hereby amended as follows:

1.	All references to the “Company” or “Broadcom Limited, a company organized under the laws of Singapore” in the Plan shall refer to the Company. The following will replace Section 2(e) of the Plan in its entirety:

“(e) “Company” shall mean Broadcom Inc., a Delaware corporation.”

2.	All references to “ordinary shares” or other similar terms in the Plan shall refer to shares of the common stock of the Company. All references to “Ordinary Shares” in the Plan shall be deleted and replaced with “Shares”.

3.	The following will replace the first sentence of Section 2(g) of the Plan:

“(g) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component.”

4.	The following will replace Section 2(u) of the Plan in its entirety:

“(u) “Shares” shall mean shares of the Company’s common stock, par value $0.001 per share.”

5.	The following sentence will be added to the end of Section 13(a) of the Plan:

“For periods from February 1, 2016 to April 3, 2018, references to the Company in this paragraph shall be deemed to mean Broadcom Limited, a company organized under the laws of Singapore (“Broadcom Singapore”) and references to the Board in this paragraph shall be deemed to mean the board of directors of Broadcom Singapore.”

6.	Except as provided in this Amendment, the Plan shall remain in full force and effect.

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